As filed with the Securities and Exchange Commission on April 1, 2015

Registration Statement No. 333-165015

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EMBASSY BANCORP, INC.

(Exact Name of Registrant as specified in its Charter)

Pennsylvania	23-3339011
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Hundred Gateway Drive, Suite 100

Bethlehem, Pennsylvania  18017

(610) 882-8800

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant's Principal Executive Offices)

Embassy Bancorp, Inc. Option Plan

DAVID M. LOBACH, JR.

Chairman, President and Chief Executive Officer

Embassy Bancorp, Inc.

One Hundred Gateway Drive, Suite 100

Bethlehem, Pennsylvania  18017

(610) 882-8800

(Name, Address, Including Zip Code, and Telephone

Number, Including Area Code, of Agent for Service)

Copies to:

Kenneth J. Rollins, Esquire

Rhoads & Sinon LLP

One South Market Square, 12th Floor

Harrisburg,  Pennsylvania    17108-1146

(717) 233-5731

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

981971.1

DEREGISTRATION OF SECURITIES

Embassy Bancorp, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-165015), filed with the Securities and Exchange Commission on February 22, 2010 (the “Registration Statement”), to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), issuable by the Company pursuant to the Embassy Bancorp, Inc. Option Plan (the “Plan”) previously registered by the Company pursuant to the Registration Statement.

In connection with the recent expiration of the Plan, the Company has terminated all offerings of its securities pursuant to the Plan and the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statement, if any.

981971.1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethlehem, Pennsylvania, on this 1st day of April, 2015.

EMBASSY BANCORP, INC.
(Registrant)

By: /s/ Judith A. Hunsicker
Judith A. Hunsicker
Senior Executive Vice President,
Chief Operating and Financial Officer

981971.1

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on April 1, 2015.

Signature	Capacity

*	Chairman, President and Chief Executive Officer
David M. Lobach, Jr.	(Principal Executive Officer)

/s/ Judith A. Hunsicker	Senior Vice President, Chief Operating and Financial Officer
Judith A. Hunsicker	(Principal Financial and Accounting Officer)

Frank Banko, III	Director

*
Geoffrey F. Boyer	Director

*
John B. Brew, Jr.	Director

*
Robert P. Daday	Director

*
John G. Englesson	Director

*
Elmer D. Gates	Director, Lead Director

*
Bernard M. Lesavoy	Director

*
John C. Pittman	Director

*
John T. Yurconic	Director

*By: /s/ Judith A. Hunsicker
Judith A. Hunsicker
Attorney-in-Fact
Pursuant to Power of Attorney

981971.1